Exhibit 10.17

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 26th, 2014 by and between SILICON VALLEY BANK (“Bank”) and GOOD TECHNOLOGY CORPORATION (f/k/a Visto Corporation), a Delaware corporation (“Holdings”), GOOD TECHNOLOGY SOFTWARE, INC. (f/k/a Good Technology, Inc.) a Delaware corporation (“Good Technology” and, together with Holdings, each an “Existing Borrower” and collectively, the “Existing Borrowers”) and BOXTONE, INC., a Delaware corporation (“New Borrower” and together with the Existing Borrowers, “Borrowers”).

RECITALS

A. Bank and Existing Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 31, 2013, (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrowers for the purposes permitted in the Loan Agreement.

C. Existing Borrowers have requested that Bank amend the Loan Agreement to (i) waive the late completion of certain post-closing items, (ii) consent to the Boxtone Acquisition (as defined below) and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 From and after the Boxtone Acquisition Closing, New Borrower hereby absolutely and unconditionally: (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes all of the obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting the Borrowers with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to New Borrower; and (iv) collaterally assigns and transfers to Bank, and hereby grants to Bank, a continuing security interest in all of such New Borrower’s now owned and existing and hereafter acquired and arising Collateral (as set forth on Exhibit A attached to the Loan Agreement), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations. New Borrower hereby authorizes the Bank to file at any time uniform commercial code financing statements in such jurisdictions and offices as the Bank deems necessary in connection with the perfection of a security interest in all of such New Borrower’s now owned or hereafter arising or acquired Collateral. New Borrower has read the Loan Agreement and affirmatively grants to Bank all rights to New Borrower’s Collateral as set forth in said Loan Agreement and the Loan Documents.

2.2 Section 3.3 (Post-Closing Conditions). Bank and the Existing Borrowers agree that all items set forth in Subsections (a) and (b) of Section 3.3 of the Loan Agreement have been delivered by Borrower to Bank. Bank waives any Event of Default that may have arisen by reason of any delivery thereof after the time period set forth therein.

2.3 Section 13 (Definitions). The following defined terms and their respective definitions hereby are added to Section 13 of the Loan Agreement to read in their entirety as follows:

“Boxtone Acquisition” means the transactions effectuated by the Boxtone

“Boxtone Acquisition Closing” means the closing of the transactions contemplated by the Boxtone Merger Agreement.

“Boxtone Merger Agreement” means that certain Agreement and Plan of Reorganization by and among Good Technology Corporation, Nova Acquisition Corporation, Boxtone, Inc. and Lazard Technology Partners II, LP as Stockholder Representative dated as of February 22, 2014, and the schedules and exhibits thereto.

“Boxtone Acquisition Documents” means, collectively, the Boxtone Merger Agreement and any other documents, instruments and/or agreements necessary to, and executed in connection with, the Boxtone Merger Agreement; all in form and substance reasonably acceptable to Bank.

2.4 Bank hereby consents to the Boxtone Acquisition and provided that such consent shall be deemed to be effective immediately prior to the closing of the Boxtone Acquisition.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows (such representations being made by New Borrower immediately after the Boxtone Acquisition Closing):

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date (or upon the Boxtone Acquisition Closing (as applicable) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness and Covenant to Deliver. This Amendment shall be deemed effective upon the due execution and delivery hereof by Bank and the Existing Borrowers. Immediately after the Boxtone Acquisition Closing, the Existing Borrowers will cause the New Borrower to deliver (i) a Perfection Certificate for New Borrower together with the final, executed Boxtone Merger Agreement, (ii) a signature page to this Amendment and (iii) a Certificate of the Secretary of New Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment. Within fifteen (15) days of the Boxtone Acquisition Closing, Bank shall complete UCC, Intellectual Property and good standing searches (the “Diligence Searches”) on New Borrower, and any reasonably material issues discovered as a result of the Diligence Searches will be discussed by Existing Borrowers and Bank and resolved by mutual agreement of Existing Borrowers and Bank. The Existing Borrowers will pay all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

GOOD TECHNOLOGY
CORPORATION, a Delaware corporation

By	/s/ Ron Fior
Name:	Ron Fior
Title:	CFO

GOOD TECHNOLOGY
SOFTWARE, INC., a Delaware corporation

By	/s/ Ron Fior
Name:	Ron Fior
Title:	CFO

BOXTONE, INC., a Delaware corporation

By	/s/ Ira Cook
Name:	Ira Cook
Title:	Director

BANK:

SILICON VALLEY BANK

By	/s/ Mike Meier
Name:	Mike Meier
Title:	Managing Director

CORPORATE BORROWING CERTIFICATE

BORROWER:	Boxtone, Inc.	DATE: March 26, 2014

BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto arc true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Ron Fior	Director	/s/ Ron Fior	☒

Ira Cook	Director	/s/ Ira Cook	☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Ron Vaisbort
Name:	Ron Vaisbort
Title:	Director

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                          of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title:

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